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SCHEDULE 14A

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Lumos Networks Suspends Fourth Quarter of 2016 Earnings Call

Closing of Acquisition of Lumos Networks by EQT Infrastructure Still Expected for Third Quarter of 2017

WAYNESBORO, Va.—(BUSINESS WIRE) Lumos Networks Corp. (NASDAQ: LMOS) Lumos Networks will issue a press release announcing its fourth quarter operating and financial results at approximately 8 a.m. on Tuesday March 7, 2017.    In light of the pending acquisition of the Company by EQT Infrastructure, the Company will not host a fourth quarter of 2016 earnings conference call.

The Company continues to expect the acquisition of Lumos Networks by EQT Infrastructure to be completed during the third quarter of 2017. Completion of the transaction is subject to shareholder approval, regulatory approval and other customary closing conditions.

About Lumos Networks

Lumos Networks is a leading fiber-based service provider in the Mid-Atlantic region serving Carrier, Enterprise and Data Center customers, offering end-to-end connectivity in 24 markets in Virginia, Pennsylvania, West Virginia, Maryland, Ohio and Kentucky. With a fiber network of 9,204 fiber route miles and 475,507 total fiber strand miles, Lumos Networks connects 1,297 unique Fiber to the Cell sites, 1,642 total FTTC connections, 36 data centers, including 7 company owned co-location facilities, 1,984 on-net buildings and approximately 3,300 total on-net locations. In 2015, Lumos Networks generated over $114 million in Data revenue over our fiber network. Detailed information about Lumos Networks is available at WWW.LUMOSNETWORKS.COM.

Will Davis

Senior Vice President of Marketing and Investor Relations & Chief of Staff

Phone: 917-519-6994

Email: davisw@lumosnet.com

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: the successful closing of the announced transaction with EQT Infrastructure, including obtaining the requisite regulatory, governmental and shareholder approvals and satisfying other closing conditions; the risk that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the transaction or materially impact the financial benefits of the transaction; the timing to consummate the proposed transaction; any disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction, the failure by EQT Infrastructure to obtain the necessary financing arrangement set forth in commitment letters received in connection with the merger; the impact of our previous acquisitions of Clarity Communications and DC 74 on our operations; rapid development and intense competition with resulting pricing pressure in the telecommunications and high speed data transport industry; our ability to grow our data business on an organic or inorganic basis in order to offset expected revenue declines in legacy voice and access products; our ability to obtain new carrier contracts or expand services under existing carrier contracts at competitive pricing levels to offset churn and achieve revenue growth from our carrier businesses; our ability to separate our legacy business on a timely basis; our ability to effectively allocate capital and timely implement network expansion plans necessary to accommodate organic growth initiatives; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility and our unsecured debt obligations; our cash and capital requirements; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K.